Exhibit 3.1
CERTIFICATE OF INCORPORATION
OF
TACTICAL HOLDCORP, INC.
     FIRST: The name of the corporation (hereinafter referred to as the “Corporation”) is Tactical HoldCorp, Inc.
     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company,
     THIRD: The purposes of the Corporation are to engage in, promote, conduct and carry on any lawful acts or activities for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).
     FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is Five Thousand (5,000) shares of Common Stock having no par value.
     FIFTH: The name and mailing address of the sole incorporator are:
Barbara Erwin
Morrison & Foerster LLP
1650 Tysons Boulevard, Suite 400
McLean, VA 22102
     SIXTH: The Corporation is to have perpetual existence.
     SEVENTH: The private property or assets of the stockholders of the Corporation shall not to any extent whatsoever be subject to the payment of the debts of the Corporation.
     EIGHTH: Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.
     NINTH: The business of the Corporation shall be managed by a board of directors. The number of directors that shall constitute the whole board of directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. No director needs to be a stockholder or a resident of the State of Delaware.
     TENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
     ELEVENTH: In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized:
A.	To make, amend, alter or repeal the Bylaws of the Corporation;

B.	To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

C.	To set apart out of any funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and to reduce any such reserve in the manner in which it was created; and

D.	To adopt from time to time Bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as it shall deem expedient and in the best interests of the Corporation and to the extent permitted by law.
     TWELFTH: The books of the Corporation may be kept (subject to any provision of applicable law) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
     THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions herein contained in the manner now or hereafter prescribed by statute, and all rights, powers, privileges and discretionary authority granted or conferred herein upon stockholders or directors are granted subject to this reservation.
     The undersigned, being the sole incorporator herein before named, for the purpose of forming a corporation pursuant to the DGCL, does make this Certificate of Incorporation, hereby declaring, affirming, acknowledging and certifying that this is my act and deed and that the facts stated herein are true, and accordingly have hereunto set my hand this 2nd day of October, 2009.

/s/ Barbara B. Erwin
Barbara B. Erwin, Sole Incorporator

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
TACTICAL HOLDCORP, INC.
(a Delaware corporation)
          Tactical HoldCorp, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does by Luke M. Hillier, its President, hereby certify that:
     1. The name of the Corporation is Tactical HoldCorp, Inc. The Corporation was originally incorporated under the name of Tactical HoldCorp, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 2, 2009 (the “Certificate of Incorporation”).
     2. The FOURTH paragraph of the Certificate of Incorporation shall be deleted in its entirety and the following FOURTH paragraph shall be substituted in lieu thereof:
FOURTH: “The total number of shares of stock that the Corporation shall have authority to issue is Three Hundred Thousand (300,000) shares of Common Stock each having no par value per share. Upon the effectiveness of this amendment of the Certificate of Incorporation, each share of the outstanding Seven Hundred Forty and Seven/Tenths (740.7) shares of Common Stock shall be split and divided into Two Hundred (200) shares of Common Stock.”
     3. Pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, by written consent in lieu of a special meeting of the board of directors of the Corporation, dated as of May 13, 2010, the board of directors of the Corporation determined that the proposed amendment of the Certificate of Incorporation pursuant to this Certificate of Amendment was advisable and in the best interests of the Corporation, and directed that this amendment be submitted for consideration and action thereon by the stockholders of the Corporation.
     4. Pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware, by written consent in lieu of a special meeting of the stockholders of the Corporation, dated as of May 13, 2010, the holders of the requisite number of outstanding shares of capital stock of the Corporation entitled to vote thereon voted in favor of, approved and adopted this Certificate of Amendment.
     5. The text of this Certificate of Amendment was duly adopted by the board of directors and by the holders of the requisite number of outstanding shares of capital stock of the Corporation entitled to vote thereon in accordance with the provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.
[Signature appears on following page.]

     IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation of the Corporation, which amends the above-stated provisions of the Certificate of Incorporation of the Corporation and which has been duly adopted by the Corporation’s board and stockholders in accordance with the General Corporation Law of the State of Delaware, has been executed by its President this 13th day of May, 2010.

TACTICAL HOLDCORP, INC.
By:	/s/ Luke M. Hillier
Luke M. Hillier,
President

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
TACTICAL HOLDCORP, INC.
     Tactical HoldCorp, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify by Luke M. Hillier, its President, that:
     1. The name of the Corporation is Tactical HoldCorp, Inc. The Corporation was originally incorporated under the name of Tactical HoldCorp, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 2, 2009, and a Certificate of Amendment of the Certificate of Incorporation of the Corporation was filed on May 13, 2010.
     2. The first paragraph of the Certificate of Incorporation of the Corporation, is hereby amended by striking out the first paragraph in its entirety and by substituting in lieu of said paragraph the following new paragraph:
     “FIRST: The name of the corporation (hereinafter referred to as the “Corporation”) is ADS Tactical, Inc.”
     3. Pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation found that the following proposed amendment of the Certificate of Incorporation of the Corporation, as amended, was advisable and in the best interests of the Corporation, authorized and approved such amendment, and directed that the following proposed amendment be submitted for consideration and action thereon by the stockholders of the Corporation;
     4. The foregoing amendment of the Certificate of Incorporation of the Corporation, as amended, was duly adopted by the holders of a requisite number of the outstanding shares of capital stock of the Corporation entitled to vote thereon in accordance with the General Corporation Law of the State of Delaware and the Certificate of Incorporation of the Corporation, as amended, as in effect immediately prior to the filing of this Certificate of Amendment.
[Signature Next Page]

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and executed in its corporate name by its President, who declares, affirms, acknowledges and certifies that this is his free act and deed and that the facts stated herein are true, as of the 25th day of June, 2010.

TACTICAL HOLDCORP, INC.
/s/ Luke M. Hillier
Name: Luke M. Hillier
Title: President